UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2022

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue South Third Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2022 Protara Therapeutics, Inc. (the “Company”) announced that Blaine Davis, Chief Financial Officer of the Company, will be leaving the Company to pursue other opportunities effective as of July 15, 2022. Mr. Davis’s resignation was not the result of any disagreement regarding any matter related to the Company’s operations, policies or practices.

In connection with Mr. Davis’s resignation, Mr. Davis and the Company have also entered into a Separation Agreement and Release, dated June 20, 2022 (the “Agreement”), to memorialize the terms of his transition from the Company. Pursuant to the Agreement, in consideration of a general release of all claims against the Company and certain representations, warranties, covenants and agreements, immediately following his departure, Mr. Davis is entitled to receive (i) his base salary for a period of twelve months paid in a lump sum; (ii) a one-time lump sum payment of his bonus at target; (iii) reimbursement of all business expenses to which he is entitled; (iv) reimbursement of COBRA premium costs for twelve months; (iv) reimbursement of supplemental life insurance premium costs for twelve months; and (vi) pro rata vesting of his outstanding option award grants and full vesting of his restricted stock unit award grant.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On June 21, 2022, the Company issued a press release relating to the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing or, in the case of Exhibit 99.1, as expressly set forth below.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update any forward-looking statement except as required by law. These forward-looking statements are based on estimates and assumptions by the Company’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. Actual results may differ materially from historical results or those anticipated or predicted by the Company’s forward-looking statements as a result of various important factors, including, but not limited to, the impact of general economic, industry, market or political conditions and the other risks and uncertainties identified in the Company’s periodic filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the period ended March 30, 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Separation Agreement and Release, dated as of June 20, 2022, by and between Blaine Davis and the Company
99.1	Press Release of Protara Therapeutics, Inc. issued June 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2022	Protara Therapeutics, Inc.

	By:	/s/ Jesse Shefferman
Jesse Shefferman
Chief Executive Officer

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